Exhibit 10.1
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
     Thomas H. Waechter (“Executive”) and Stratex Networks, Inc. (the “Company”), are parties to an Employment Agreement of May 18, 2006 (the “Agreement”). Executive and the Company now wish to amend the Agreement, and thus they agree as set forth below. This Amendment shall be deemed effective as of September 1, 2006.
     1. In subparagraphs 5(c)(i) and 5(e) of the Agreement, the phrase “eighteen (18)” is deleted, and replaced with the phrase “twenty-four (24)”.
     2. In subparagraph 5(c)(v)(x) of the Agreement, the phrase “eighteen (18)” is deleted, and replaced with the phrase “twenty-four (24)”; provided, however, that if this extension of the stock option exercise period described in subparagraph 5(c)(v)(x) shall cause the Executive’s stock options to be subject to the excise tax imposed by Section 409A of the Internal Revenue Code (“Section 409A”), then that option exercise period will automatically be reduced to the longest period of time that will not cause the Executive’s stock options to be subject to the excise tax imposed by Section 409A.
     Except as modified by this Amendment, the Agreement will remain in full force and effect.

Dated: September 26, 2006	/s/ Thomas H. Waechter
Thomas H. Waechter

Dated: September 26, 2006	Stratex Networks, Inc.
	By:	/s/ Chuck Kissner
Its: Chuck Kissner
Chairman